[nsar]pgy-shv.ex
For period ending (a) December 31, 1995
File number (c) 811-4661

                          SUB-ITEM 77C
      Submission of Matters to a Vote of Security Holders

      The Annual Meeting of Stockholders was held on December 6, 1995.   At such
meeting   the   stockholders  elected  directors,  ratified  the  selection   of
independent accountants and approved the following proposals:

1.     Approval  to  convert  the  Fund   from  a     closed-end      investment
company
     to an open-end investment company.

          Affirmative              Negative
          Votes Cast               Votes Cast

          35,712,617               1,129,150


2a.   Approval of changes to investment restrictions of the Fund, to clarify the
Fund's permitted use of margin.

          Affirmative              Negative
          Votes Cast               Votes Cast

          35,053,484               1,376,747

2b.   Approval of changes to  investment restrictions of the Fund,  to  increase
the Fund's     borrowing capabilities.

          Affirmative              Negative
          Votes Cast               Votes Cast

          27,413,194               8,741,153

2c.   Approval of changes to investment restrictions of the Fund, to clarify the
Fund's    loan policies.

          Affirmative              Negative
          Votes Cast               Votes Cast

          28,921,942               7,448,133



3. Approval of a new Management Agreement between the Fund and Prudential Mutual Fund Management, Inc. and a new Subadvisory Agreement between Prudential Mutual Fund Management, Inc. and The Prudential Investment Corporation.

          Affirmative              Negative
          Votes Cast               Votes Cast

          35,302,770               1,095,563


4.    Approval  of  a  Plan of Distribution pursuant to  Rule  12b-1  under  the
Investment     Company Act of 1940, as amended.

          Affirmative              Negative
          Votes Cast               Votes Cast

          33,151,007               3,181,037

6. Approval of an Alternative Purchase Plan and an amendment to the Fund's Articles of Incorporation to permit the issuance of multiple classes of shares.

          Affirmative              Negative
          Votes Cast               Votes Cast

          34,604,051               1,653,216